EXHIBIT NO. 99

Supplemental Segment Information

                         Three Months Ended   Six Months Ended
In thousands                October 31,          October 31,
-----------------------  -----------------   -------------------
                           2000      1999      2000      1999
                         --------  --------  --------- ---------
Orders Received:
 Sign Making &
  Specialty Graphics     $ 70,717  $ 75,644   $137,199  $150,153
 Apparel & Flexible
  Materials                44,991    55,082     97,125   109,405
 Ophthalmic Lens
  Processing               22,190    25,003     44,219    48,769
                         --------  --------   --------  --------
                         $137,898  $155,729   $278,543  $308,327
                         ========  ========   ========  ========

                         October 31, April 30,
                             2000       2000
                         ----------- ---------
Backlog:
 Sign Making &
  Specialty Graphics        $  2,738   $  4,504
 Apparel & Flexible
  Materials                   35,520     34,897
 Ophthalmic Lens
  Processing                   4,286      5,844
                            --------   --------
                            $ 42,544   $ 45,245
                            ========   ========